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                                                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated December 15, 1999 of our report dated June 1, 1999 except Note 23 which is as of June 22, 1999 on our audit of the consolidated financial statements of Newbridge Networks Corporation that appear in the Annual Report of Newbridge Networks Corporation on Form 10-K for the fiscal year ended May 2, 1999, as amended, which Annual Report, as amended, is incorporated by reference and made a part of the Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

December 15, 1999
Ottawa, Canada